Exhibit 99.1

Sunlight Financial Announces Comprehensive Financing Plan that Strengthens Balance Sheet and Bolsters Liquidity

▪	Refinances SVB Credit Facility with New Term Loan that Matures in September 2025

▪	Increases Capacity and Lowers Cost of Existing Warehouse Facility to Support New Loan Originations

▪	Extends Maturity of Warehouse Facility from December 2023 to September 2025

▪	Completed Headcount Reduction that will Result in ~$5 Million of Annualized Savings

▪	Announcing Fourth Quarter and Full Year 2022 Results and Filing 10-K in first half of April

NEW YORK, N.Y. and CHARLOTTE, N.C. – April 3, 2023 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale finance company, today announced the signing of a commitment and transaction support agreement (“CTSA”) with Cross River Bank (“Cross River”) to strengthen the Company’s balance sheet and bolster liquidity.

The agreement includes a commitment for a new $89 million first lien term loan (the “New Term Loan”) and modifications to the Cross River loan program agreement (the “Warehouse Facility”) that increase availability under the facility, extend its maturity and reduce its cost. Proceeds from the New Term Loan will be used to repay outstanding borrowings under the Company’s revolving credit facility with Silicon Valley Bank (the “SVB Facility”) which matures on April 26, 2023, fund deferred proceeds, pay certain accrued expenses and for general corporate purposes. Following funding of the New Term Loan and the termination of the SVB Facility, Sunlight will have no debt maturities in 2023 or 2024.

“We are pleased to build on our long-standing relationship with Cross River. This transaction underscores their partner-driven approach and positions Sunlight to return to profitability following the dramatic increase in interest rates that has impacted our industry over the past 12 months,” said Matt Potere, Chief Executive Officer of Sunlight. “By extending our debt maturities and improving our liquidity, we remain well-positioned to support the growth of our solar and home improvement contractor partners.”

Overview of Commitment and Transaction Support Agreement

Background. Cross River is the Company’s bank partner that originates solar and home improvement loans (“Indirect Channel Loans”) through Sunlight’s proprietary technology platform.

First Lien Secured Term Loan. The CTSA provides for a committed $89 million secured term loan facility which consists of two tranches that will mature on September 30, 2025. Both tranches are secured by a first lien perfected security interest in all of the Company's assets. Tranche 1 will be used to repay all outstanding borrowings under the SVB Facility, pay fees and accrued interest due under the Warehouse Facility and for general corporate purposes. Tranche 2 will be used for deferred proceeds.

When the New Term Loan is funded, Cross River will receive penny warrants to purchase approximately 13 million shares of the Company’s Class A common stock. Cross River will also receive additional penny warrants to purchase an additional approximately 1.3 million shares of the Company’s Class A common stock every month the New Term Loan remains outstanding for each of the first ten months following the funding of the New Term Loan.

Warehouse Facility Cap. The CTSA temporarily increases the previously-set total loan cap on the Warehouse Facility and structures the revised loan cap to step down over time with an option to increase it based on certain conditions. This increased availability under the Warehouse Facility will allow Sunlight to continue to originate high-quality loans and support its contractor partners.

Warehouse Facility Pricing Structure. The CTSA also reduces the interest and fees payable on loan balances held for sale in the Warehouse Facility, which will improve Sunlight’s economics on Indirect Channel Loans.

Definitive Documentation. The CTSA remains subject to the negotiation and execution of definitive documentation, with respect to the terms described above, which is expected to be completed in April 2023.

Advisors. Guggenheim Securities, LLC acted as Sunlight’s exclusive financial advisor in connection with the negotiation of the CTSA. McGuireWoods LLP and Weil, Gotshal & Manges LLP served as legal counsel to Sunlight Financial.

Other Developments

Review of Strategic Alternatives. As previously announced on November 14, 2022, Sunlight's Board of Directors has undertaken a review of strategic alternatives for the Company. The CTSA aligns with the goals of the strategic alternatives process and the Board is continuing to review additional actions to maximize value.

Headcount Reduction. During March 2023, the Company implemented a headcount reduction plan that will result in approximately $5 million of savings on an annualized basis.

NYSE Notification. On March 31, 2023, the Company received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because, as of March 28, 2023, the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The Company expects to regain compliance within the required six-month period following receipt of the NYSE notice. The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

Fourth Quarter and Full-Year 2022 Earnings Announcement and Form 10-K Filing. As previously reported by the Company in its Notification of Late Filing on Form 12b-25 (the “12b-25”), filed with the Securities and Exchange Commission ("SEC") on March 17, 2023, Sunlight was unable to file its Annual Report on Form 10-K (the “10-K”) for the period ended December 31, 2022 within the prescribed period. The Company was subsequently unable to file the 10-K by March 31, 2023, the end of the extension period to file the 10K as provided by the 12b-25. As a result, the Company received a notice from the NYSE on April 3, 2023 indicating that it is not in compliance with Section 802.01E of the NYSE Listed Company Manual, which requires that NYSE-listed companies timely file all periodic reports with the SEC.

Sunlight is currently finalizing its 10-K to incorporate recent developments, including the CTSA, and expects to file the 10-K with the SEC in the first half of April 2023, significantly prior to the end of the six-month cure period as provided by Section 802.01E of the NYSE Listed Company manual. The Company also intends to release its fourth quarter and full-year 2022 financial and operational results in connection with the filing of its Form 10-K.

Media Contacts:

Investor Relations

Lucia Dempsey

investors@sunlightfinancial.com

888.315.0822

Public Relations

media@sunlightfinancial.com

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” "outlook," "2022 guidance," “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: the ability to consummate a strategic alternative in the timeframe and on terms and conditions favorable to the Company and its stakeholders, material adverse impacts from macro-economic conditions including unprecedented interest rate increases on business, profitability and cash-flow, risks relating to our ability to secure relief from our current bank covenants, risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; the financial performance of Sunlight’s capital providers and contractors; the willingness of Sunlight’s capital providers to fund loans on terms desired by relevant markets and economically favorable to Sunlight; the impact of inflation and increased interest rates on Sunlight’s capital providers and the cost and availability of credit from our capital providers as well as on the demand for solar panel installation and home improvement; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on November 14, 2022, which amends and restates the risk factors set forth in the Company’s Form 10-K as filed with the SEC on March 29, 2022 and Forms 10-Q as filed with the SEC on May 16, 2022 and on August 15, 2022, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.